UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Paylocity Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

October 28, 2014

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of Paylocity Holding Corporation on December 9, 2014, at 3:00 p.m. Central Time.  The meeting will be held at the Hyatt Regency located at 1800 E Golf Rd, Schaumburg, Illinois 60173.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.  If you attend the meeting you will have the right to revoke the proxy and vote your shares in person.  If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Steven R. Beauchamp

President and Chief Executive Officer

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

DATE	Tuesday, December 9, 2014, at 3:00 p.m. Central Time

PLACE	Hyatt Regency, 1800 E Golf Rd, Schaumburg, Illinois 60173

PURPOSES	1. To elect two Class I directors to hold office for three-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE

You can vote if you were a stockholder of record at the close of business on October 29, 2014. Attendance at the meeting is limited to stockholders or their proxy holders and Company guests. Only stockholders or their valid proxy holders may address the meeting.

VOTING

You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting in person at the Annual Meeting. The proxy card describes your voting options in more detail. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

MAILING	On or about November 6, 2014, we will mail to our stockholders a copy of this Proxy Statement, a proxy card, and our 2014 Annual Report.

For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

By order of the Board of Directors,

Peter J. McGrail
Chief Financial Officer

October 28, 2014
Arlington Heights, Illinois

IMPORTANT:  Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail.  If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2014.  We have attached a Proxy Statement and a copy of our 2014 Annual Report on Form 10-K.  A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

The meeting will be held at the Hyatt Regency located at 1800 E Golf Rd, Schaumburg, Illinois 60173.

•                  Doors open at 2:30 p.m. Central Time.

•                  Meeting starts at 3:00 p.m. Central Time.

•                  Proof of Paylocity Holding Corporation stock ownership and photo identification is required to attend the annual meeting.

•                  The use of cameras and other recording devices is not allowed.

Questions

For Questions Regarding:	Contact:
Annual meeting	Paylocity Investor Relations Investors@paylocity.com

Stock ownership for registered holders	Wells Fargo Shareowner Services (800) 468-9716 (within the U.S. and Canada) or 651-450-4064 (worldwide) or stocktransfer@wellsfargo.com

Stock ownership for beneficial holders	Please contact your broker, bank or other nominee

Voting for registered holders	Paylocity Investor Relations Investors@paylocity.com

Voting for beneficial holders	Please contact your broker, bank or other nominee

Paylocity Holding Corporation

PAYLOCITY HOLDING CORPORATION

3850 N. WILKE ROAD
ARLINGTON HEIGHTS, ILLINOIS 60004

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 9, 2014

The board of directors of Paylocity Holding Corporation is soliciting your proxy for the 2015 Annual Meeting of Stockholders to be held on December 9, 2014, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  This Proxy statement and related materials are first being mailed to stockholders on or about November 6, 2014.  References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “Paylocity” are to Paylocity Holding Corporation and its consolidated subsidiaries, and references to the “annual meeting” are to the 2015 Annual Meeting of Stockholders.  When we refer to the Company’s fiscal year, we mean the annual period ended on June 30, 2014.  This proxy statement covers our 2014 fiscal year, which was from July 1, 2013 through June 30, 2014 (“fiscal 2014”).  Certain information contained in this Proxy Statement is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on August 22, 2014.

SOLICITATION AND VOTING

Record Date

Only stockholders of record at the close of business on October 29, 2014 will be entitled to notice of and to vote at the meeting and any adjournment thereof.  At the close of business on October 27, 2014, a total of 49,585,569 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting.  Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting.  Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the two director nominees.  Each share of our common stock outstanding on the record date is entitled to one vote on each other matter.  For the election of directors, the nominees to serve as Class I directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election.  You may vote “For” or “Withhold” with respect to each director nominee.  Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of directors.  With respect to the other proposals, approval of the proposal requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.

Effect of Abstentions and Broker Non-Votes

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” by New York Stock Exchange rules and regulations.  Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes.  If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal No. 2 regarding ratification of our independent auditors, but will not be permitted to vote your shares of common stock with respect to Proposal No. 1, unless you provide instructions as to how your shares should be voted.  If an executed proxy card is returned by a bank or broker holding shares which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals.  Your bank or broker will vote your shares on Proposal No. 1 only if you provide instructions on how to vote by following the instructions they provide to you.  Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.  In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions.  If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board recommends on each proposal as follows: “FOR” the election of each of the nominees named herein and “FOR” the ratification of the appointment of our independent auditors.  Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet.  The voting instruction form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record:  You may vote by either marking, signing and returning the enclosed proxy card or using telephone or Internet voting.  You may also vote in person at the annual meeting.

Beneficial Stockholders:  Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares.  Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you.  However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid, “legal” proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on December 8, 2014.  Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting in person.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting.  If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a “legal” proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation of Proxies

We will bear the cost of soliciting proxies.  In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock.  We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting.  We will report final results in a Form 8-K report filed with the SEC.

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have a classified board of directors consisting of two Class I directors, two Class II directors and two Class III directors.  At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date.

The term of the Class I directors, Steven I. Sarowitz and Jeffrey T. Diehl, will expire on the date of the 2015 annual meeting.  Accordingly, two persons are to be elected to serve as Class I directors of the board of directors at the meeting.  The board’s nominees for election by the stockholders to those two positions are the two current Class I members of the board of directors, Steven I. Sarowitz and Jeffrey T. Diehl.  If elected, each nominee will serve as a director until our 2018 annual meeting of stockholders and until their respective successors are elected and qualified, or their earlier death, resignation or removal.  If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.  The proxies cannot vote for more than two persons.

The two nominees for Class I director receiving the highest number of votes of shares of common stock will be elected as Class I directors.  A “Withhold” vote will have no effect on the vote.

We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF STEVEN I. SAROWITZ AND JEFFREY T. DIEHL AS CLASS I DIRECTORS.  PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The names of our directors who will continue in office until the 2016 and 2017 annual meetings of stockholders, as well as the nominees for Class I directors to be elected at this meeting, and certain information about them as of October 28, 2014 is set forth below.  Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
Class I Directors Nominated for Election at the 2015 Annual Meeting of Stockholders:
Steven I. Sarowitz	Chairman	48	1997
Jeffrey T. Diehl	Director	44	2008
Class II Directors Whose Terms Expire at the 2016 Annual Meeting of Stockholders:
Mark H. Mishler	Director	56	2013
Ronald V. Waters, III	Director	62	2013
Class III Directors Whose Terms Expire at the 2017 Annual Meeting of Stockholders:
Steven R. Beauchamp	President, Chief Executive Officer and Director	42	2007
Andres D. Reiner	Director	43	2014

Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders

Steven I. Sarowitz founded Paylocity in 1997 and is our Chairman.  Mr. Sarowitz is currently the Chief Executive Officer of Blue Marble Payroll, an international payroll aggregator. Prior to founding Paylocity, Mr. Sarowitz worked at Robert F. White, a Chicago-based independent payroll service firm. He later was an executive at three privately-held payroll companies. Mr. Sarowitz formerly served as President of the Independent Payroll Providers Association. Mr. Sarowitz holds a B.A. in Economics from the University of Illinois at Urbana. Mr. Sarowitz brings to our board of directors extensive executive leadership and operational experience in payroll services companies, and his experience and familiarity with our business as the founder and Chairman.

Jeffrey T. Diehl has served as a director since May 2008. Mr. Diehl is currently a Partner at Adams Street Partners, a global private equity investment management firm. Prior to joining Adams Street Partners in 2000, Mr. Diehl worked at Brinson Partners/UBS Global Asset Management and The Parthenon Group. Mr. Diehl serves as a director of various private companies and a public company, Q2 Holdings, Inc., a virtual banking solutions company. Mr. Diehl holds a B.S. from Cornell University and an M.B.A. from Harvard University. Mr. Diehl brings to our board of directors years of experience as an advisor to a wide range of technology companies, including companies in the software, IT-enabled business services and consumer Internet/media sectors. Mr. Diehl’s experience with the growth and development of technology companies provides our board of directors with a unique perspective on our long-term strategy.

Directors Continuing in Office until the 2016 Annual Meeting of Stockholders

Mark H. Mishler has served as a director since November 2013. Since 2011, Mr. Mishler has served as the President and Chief Executive Officer and as a director of Interstate National Corporation (“INC”), a service contract and extended warranty program provider, and in April 2014 Mr. Mishler was elected Chairman of INC.  From 2002 to 2010, Mr. Mishler served as President, Chief Operating Officer and as a Director of The Warranty Group, a warranty service contract provider. Mr. Mishler holds a B.S. in Accounting from Robert Morris University. Mr. Mishler is a retired officer of the United States Army. Mr. Mishler brings to our board of directors 30 years of business experience in positions such as controller, chief financial officer, chief operating officer and chief executive officer. In addition, Mr. Mishler has served as a director on numerous boards. Mr. Mishler brings to our board of directors significant finance experience derived primarily from his previous service as a controller and chief financial officer.

Ronald V. Waters, III has served as a director since November 2013. Mr. Waters has been an independent business consultant since May 2010. From 2009 to May 2010, he was a Director and the President and Chief Executive Officer of LoJack Corporation, or LoJack, a worldwide marketer of wireless tracking and recovery systems for valuable mobile assets, and, from 2007 to 2008, he was a Director and the President and Chief Operating Officer of LoJack. He is a director of Fortune Brands Home & Security, Inc., a home and security products company, Chiquita Brands International, Inc., an international marketer and distributor of food products, and HNI Corp., a manufacturer of office furniture and a manufacturer and marketer of gas- and wood-burning fireplaces. From 2006 to 2007, Mr. Waters served as a director of Sabre Holdings Corporation. Mr. Waters brings to our board of directors leadership experience through his former role as Chief Executive Officer of LoJack and significant finance expertise derived primarily from his current service on the audit committee of two other public companies and previous roles as a director and Chief Operating Officer at a public company, Chief Financial Officer at Wm. Wrigley Jr. Company, Controller at The Gillette Company and partner of a large public accounting firm. Mr. Waters also brings to our board of directors international, legal and information technology expertise derived primarily from his service in various roles at several large public companies.

Directors Continuing in Office until the 2017 Annual Meeting of Stockholders

Steven R. Beauchamp is our President and Chief Executive Officer and a director. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and an M.B.A. from Queen’s University. Mr. Beauchamp brings to our board of directors over 15 years of experience in management positions in payroll services companies, and his experience and familiarity with our business as our President and Chief Executive Officer.

Andres D. Reiner has served as a director since September 2014. Since 2010, Mr. Reiner has served as the President and Chief Executive Officer and a director of PROS Holdings, Inc., or PROS, an enterprise software company. Since 1999, and prior to his appointment as President and Chief Executive Officer, Mr. Reiner held a series of positions with PROS, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to joining PROS, Mr. Reiner held various technical and management positions in technology companies including Platinum

Technology, ADAC Healthcare Information Systems, and Kinesix. Mr. Reiner holds a B.S. in Computer Science with a minor in Mathematics from the University of Houston. Mr. Reiner brings to our board of directors leadership experience through his role as President and Chief Executive Officer of PROS, as well as knowledge and experience with product development and innovation at technology companies.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of Messrs. Diehl, Mishler, Reiner and Waters is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act as the term relates to membership on the board of directors.

The definition of independence under the Nasdaq Listing Rules includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, our board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the Nasdaq Listing Rules with regard to each director’s business and personal activities as they may relate to us and our management.

Board of Directors Leadership Structure

The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees.  These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.

Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and the board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. The board has chosen to separate the positions of Chairman of the Board and Chief Executive Officer. We believe this structure is optimal for us because it avoids any duplication of effort between the Chairman and the Chief Executive Officer and permits our Chief Executive Officer to focus his efforts on the day-to-day management of the Company. This separation provides strong leadership for the board and the Company through the Chairman, while also positioning our Chief Executive Officer as our leader in the eyes of our employees and other stakeholders. The board may reconsider the best board leadership structure for us from time to time.

Risk Management

Our risk management function is overseen by our board of directors. Through our management reports and company policies, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our audit committee’s and compensation committee’s review of financial and other risks, we keep our board of directors apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us and how our management addresses those risks. Mr. Beauchamp, as our Chief Executive Officer, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.

Executive Sessions

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board’s policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year.  The Company’s Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.

Meetings of the Board of Directors and Committees

The board of directors held 6 meetings during the fiscal year ended June 30, 2014.  The board of directors has three standing committees:  an audit committee, a compensation committee and a nominating and corporate governance committee.  During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the board and all of the committees of the board on which such director served during that period.

The following table sets forth the standing committees of the board of directors and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Steven R. Beauchamp
Jeffrey T. Diehl	X	X	X
Mark H. Mishler	X	Chair	X
Andres D. Reiner
Steven I. Sarowitz			Chair
Ronald V. Waters, III	Chair	X

Audit Committee

The members of the audit committee are Messrs. Diehl, Mishler and Waters, each of whom is a non-employee member of our board of directors.  Mr. Waters serves as the chair of the audit committee. Our board of directors determined that each of Messrs. Diehl, Mishler and Waters is independent for purposes of the Nasdaq Listing Rules and SEC rules and regulations as they apply to audit committee members.  Our board of directors has determined that each of Messrs. Diehl, Mishler and Waters meet the requirements for financial literacy and sophistication, and that Mr. Waters qualifies as an “audit committee financial expert,” under the applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations. The composition of our audit committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations.

The functions of the audit committee include:

•                  selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•                  ensuring the independence of the independent registered public accounting firm;

•                  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•                  establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;

•                  considering the adequacy of our internal controls;

•                  reviewing material related party transactions or those that require disclosure; and

•                  approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee held two meetings during the fiscal year ended June 30, 2014.  Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

The members of the compensation committee are Messrs. Diehl, Mishler and Waters, each of whom is a non-employee member of our board of directors.  Mr. Mishler serves as the chairperson of the compensation committee.  Our board of directors has determined that each member of the compensation committee is independent for purposes of the Nasdaq Listing Rules, is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.

The functions of the compensation committee include:

•                  reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•                  reviewing and recommending to our board of directors the compensation of our directors;

•                  reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•                  administering our stock and equity incentive plans;

•                  reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•                  reviewing our overall compensation philosophy.

The compensation committee and board of directors believe that attracting, retaining and motivating our employees, and particularly the company’s senior management team and key operating personnel, are essential to Paylocity’s performance and enhancing shareholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our equity compensation plans.

In April, 2014, the compensation committee selected Compensia, Inc. (“Compensia”), to provide independent compensation consulting support. Compensia has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies.  Compensia is also available to perform special projects at the compensation committee’s request.  Compensia provides analyses and recommendations that inform the compensation committee’s decisions, but does not decide or approve any compensation actions. As needed, the compensation committee also consults with Compensia on other compensation-related matters, which for fiscal year 2014 included a review of stock ownership guidelines for the company’s executive officers and directors and assessing compensation of the board of directors after the completion of our initial public offering. The engagement of any compensation consultant rests exclusively with the compensation committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses.

The compensation committee has assessed the independence of Compensia and concluded that no conflicts of interest exist that would prevent Compensia from providing independent and objective advice to the compensation committee.

The compensation committee held one meeting during the fiscal year ended June 30, 2014.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Messrs. Diehl, Mishler and Sarowitz.  Mr. Sarowitz serves as the chairperson of the nominating and corporate governance committee.  Our board of directors determined that each of Messrs. Diehl and Mishler is independent for purposes of the Nasdaq Listing Rules and under applicable SEC rules and regulations.  The composition of our nominating and corporate governance committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations and a majority of our nominating and corporate governance committee members are independent directors.  After the phase in period under the applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations, upon which we rely, all members of our nominating and corporate governance committee will be independent directors.  The functions of the nominating and corporate governance committee include:

•                  identifying and recommending candidates for membership on our board of directors;

•                  reviewing and recommending our corporate governance guidelines and policies;

•                  reviewing proposed waivers of the code of conduct for directors and executive officers;

•                  overseeing the process of evaluating the performance of our board of directors; and

•                  assisting our board of directors on corporate governance matters.

The nominating and corporate governance committee held no meetings during the fiscal year ended June 30, 2014.

Director Nominations

Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders.  The nominating and corporate governance committee’s goal is to assemble a board that brings to our company a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations.  While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors.  When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee.  The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment.  Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities.  Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees.  Under the Nasdaq Listing Rules, at least a majority of the members of the board must meet the definition of “independence” and at least one director must be a “financial expert” under the Exchange Act and the Nasdaq Listing Rules and applicable SEC rules and regulations. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of the board of directors.

The nominating and corporate governance committee will evaluate annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.

Our bylaws permit stockholders to nominate directors for consideration at an annual meeting.  The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see “Stockholders Proposals or Nominations to Be Presented at Next Annual Meeting” elsewhere in this Proxy Statement.

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors by mail addressed as follows:

Board of Directors of Paylocity Holding Corporation

c/o Corporate Secretary

3850 N. Wilke Road

Arlington Heights, Illinois 60004

Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors taking into account the directors’ schedules.  All directors are encouraged to attend our annual meeting of stockholders.   We completed our initial public offering in March 2014 and did not have an Annual Meeting of Stockholders in fiscal 2014.

Committee Charters and Other Corporate Governance Materials

We have adopted a Code of Business Conduct and Ethics (the “Code”), that applies to all of our employees, officers and directors. The Code is available on the investor relations section of our website at http://investors.paylocity.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Paylocity Holding Corporation, 3850 N. Wilke Road, Arlington Heights, Illinois 60004. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors, and will be disclosed on our website as well as via any other means then required by Nasdaq Listing Rules or applicable law.

Our board of directors has also adopted a written charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee.  Each charter is available on the investor relations section of our website at http://investors.paylocity.com.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines (the “Guidelines”) that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://investors.paylocity.com. A printed copy of the Guidelines may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Paylocity Holding Corporation, 3850 N. Wilke Road, Arlington Heights, Illinois 60004.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of Paylocity.  During the fiscal year ended June 30, 2014, Mr. Sarowitz was a member of our compensation committee.  For more information regarding recent transactions involving us and Mr. Sarowitz, see the sections “Related Party Transactions—Other Related Party Transactions”.  During the fiscal year ended June 30, 2014, none of our company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of Paylocity Holding Corporation for the fiscal year ending June 30, 2015.  KPMG has served as our auditor since May 2013.  A representative of KPMG is expected to be present at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended June 30, 2014 and 2013:

	Fiscal 2014	Fiscal 2013
Audit fees (1)	$2,750,116	$—
Audit-related fees (2)	$—	$—
Tax fees (3)	$323,521	$107,114
All other fees (4)	$57,739	$—
Total fees	$3,131,376	$107,114

(1)                                 Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, consultations concerning financial reporting in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered securities offerings. Fiscal 2014 audit fees include fees related to our initial public offering including audit of our fiscal 2011, fiscal 2012 and fiscal 2013 financial statements, and related filings.

(2)                                 Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)                                 Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.

(4)                                 All other fees consist of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-approval of Audit and Non-audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by KPMG are compatible with maintaining the independence of KPMG.  The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal.  Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.  Your bank or broker will have discretion to vote any uninstructed shares on this proposal.  If the stockholders do not approve the ratification of KPMG as our independent registered public accounting firm, the audit committee will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.  PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of three directors.  Messrs. Diehl, Mishler and Waters are each, in the judgment of the board of directors, an independent director.  The audit committee acts pursuant to a written charter that has been adopted by the board of directors.  A copy of the charter is available on the investor relations section of Paylocity’s website at http://investors.paylocity.com.

The audit committee oversees Paylocity’s financial reporting process on behalf of the board of directors.  The audit committee is responsible for retaining Paylocity’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services.  The audit committee’s specific responsibilities are set forth in its charter.  The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations.  Paylocity’s independent registered public accounting firm, KPMG, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company’s audited financial statements.  The audit committee has also discussed with KPMG LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”  In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of Paylocity’s financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Paylocity’s board of directors that the company’s audited financial statements be included in Paylocity’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

AUDIT COMMITTEE

Ronald V. Waters, III, Chair
Jeffrey T. Diehl
Mark H. Mishler

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Paylocity under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act, except to the extent that Paylocity specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table shows the compensation paid to, or earned by, our principal executive officer and our two other most highly compensated executive officers for the fiscal years ended June 30, 2013 and 2014. We refer to these executive officers as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary	Option Awards(2)	Bonus(3)		All Other Compensation(4)	Total
Steven R. Beauchamp	2014	$425,863	$127,003	$102,226		$22,633	$677,725
President and Chief Executive Officer	2013	421,531	607,500	25,639		28,386	1,083,056

Steven I. Sarowitz	2014	275,000	—	126		18,483	293,609
Executive Chairman(1)	2013	304,888	—	100,117		25,930	430,935	(5)

Michael R. Haske	2014	259,023	127,003	203,236	(6)	22,503	611,765
Senior Vice President of Sales & Marketing	2013	254,147	364,500	177,640	(6)	22,643	818,930

(1)                  The status of Mr. Sarowitz on the board of directors changed from executive chairman to chairman effective June 30, 2014.  Mr. Sarowitz no longer has an employment relationship with the Company, nor does he receive any compensation in such capacity.

(2)                  Amounts represent the aggregate grant date fair value of stock options granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Assumptions used in calculating these options reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.  Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that our named executive officers may receive from the options.

(3)                  Includes discretionary annual bonus payouts determined by our compensation committee. Our management team establishes an annual business plan for the company which is approved by the board. At the end of our fiscal year, our compensation committee considers each named executive officer’s performance relative to the attainment of our business plan for the year and meets to discuss, develop and approve the bonus amounts payable to each named executive officer based on his performance. The compensation committee then recommends bonus amounts for our named executive officers to the board for approval.

(4)                  Consists of premiums paid for medical, dental, short-term disability, long term disability, life and accidental death and dismemberment insurance, Health Savings Account contributions, 401(k) contributions and phone and car allowances.

(5)                 Excludes amounts payable to Elite Sales Generation, Inc., or Elite, a company owned by Steven I. Sarowitz. See “Certain Relationships and Related Party Transactions” for a description of our former agreement with Elite.

(6)                  Also includes a monthly bonus based on the prior month’s commissionable sales.

Executive Officers

The following table sets forth information regarding our executive officers as of October 28, 2014.

Name	Age	Position
Steven R. Beauchamp	42	President, Chief Executive Officer and Director
Steven I. Sarowitz	48	Executive Chairman and Director
Peter J. McGrail	55	Chief Financial Officer
Michael R. Haske	42	Senior Vice President of Sales & Marketing
Edward W. Gaty	41	Senior Vice President of Product Development
Jenifer L. Page	42	Senior Vice President of Operations

Messrs. Beauchamp and Sarowitz’s biographies can be found on pages 5-6 of this Proxy Statement with the biographies of the other members of the board of directors.  Biographies for our other executive officers, including our other named executive officer, are below.

Peter J. McGrail is our Chief Financial Officer. Prior to joining Paylocity in 2010, Mr. McGrail served from 2007 to 2009 as Chief Financial Officer of FetchDog, a pet accessory catalog and Internet sales company. Mr. McGrail also served previously as Chief Financial Officer for two payroll services companies: Advantage Payroll Services, Inc. from 1999 to 2003 and CompuPay, Inc. from 2005 to 2007. Mr. McGrail also spent seven years at the Boston office of KPMG Peat Marwick, now KPMG, where he was an audit manager and attained his CPA designation. Mr. McGrail holds a Master’s Degree in Accounting from Bentley University and a B.A. in Economics from Colgate University.

Michael R. Haske is our Senior Vice President of Sales & Marketing. Prior to joining Paylocity in 2007, Mr. Haske held several roles at Paychex, Inc., including Director of Marketing and Business Development and Regional Manager. Prior to joining Paychex, Inc., Mr. Haske held multiple roles with Automatic Data Processing, Inc., including Sales Manager & Corporate Sales Trainer. Mr. Haske earned his B.A. degree in Marketing and Finance from the University of Michigan. He also earned an M.B.A. in Marketing from Cardean/Ellis NYIT.

Edward W. Gaty is our Senior Vice President of Product Development. Prior to joining Paylocity in July 2013, Mr. Gaty held several positions at Hewitt Associates and Aon Hewitt, a human resources consulting firm, from 1995 to 2013, including Chief Information Officer, Benefits Administration and Chief Technology Officer, Benefits Administration. Mr. Gaty holds a B.A. in Economics & Business Administration from Kalamazoo College and an M.S. in Information Technology from Northwestern University.

Jenifer L. Page is our Senior Vice President of Operations. Ms. Page has held several positions at our company since joining Paylocity as one of our earliest employees in 1998. Ms. Page began her career with us as a client service representative, has risen through the ranks and has held various leadership positions in client service and operations. She was named our Vice President of Client Services in 2003 and our Senior Vice President of Operations in 2011. Ms. Page attended DePaul University where she studied organizational leadership.

Potential Payments Upon Termination and Change in Control

Each of our named executive officers is subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, each named executive officer has agreed (i) not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, (ii) not to compete with us or assist any other person to compete with us during employment and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

In addition, we have entered into employment agreements with each of our named executive officers. The following is a summary of the employment agreements with our named executive officers.

Steven R. Beauchamp is party to an amended and restated employment agreement with us effective February 7, 2014. This employment agreement has no specific term and constitutes at-will employment. Mr. Beauchamp’s current annual base salary is $450,000. Mr. Beauchamp is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement sets forth his target bonus, which is currently set at 70% of Mr. Beauchamp’s base salary. Payment of any bonus to Mr. Beauchamp is subject to approval by the compensation committee of our board of directors.

Pursuant to this agreement, in the event Mr. Beauchamp is terminated for any reason (other than for cause (as such term is defined in the employment agreement), as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation), (i) we will be obligated to pay him 100% of his then current monthly base salary for 12 months and (ii) 100% of his then unvested shares subject to any equity grants issued by the company will become vested in full.  These severance benefits are contingent on Mr. Beauchamp executing a general release of claims. In addition, pursuant to his employment agreement, Mr. Beauchamp has agreed (i) not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, (ii) not to compete with us or assist any other person to compete with us during employment and a period of 12 months after the termination of employment and

(iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

Steven I. Sarowitz was party to an employment agreement with us dated July 1, 2013. This employment agreement had no specific term and constituted at-will employment.  At the date of his resignation, Mr. Sarowitz’s annual base salary was $275,000.  Mr. Sarowitz was also eligible to receive benefits that are substantially similar to those of our other employees.

Pursuant to this agreement, in the event Mr. Sarowitz’s employment is terminated for any reason (other than for cause (as such term is defined in the employment agreement)), we would have been obligated to pay him (i) 100% of his then-current monthly base salary for the remainder of the term of his employment agreement and (ii) to the extent Mr. Sarowitz participated in any of our group health plans immediately prior to the date of termination, a lump sum payment equal to the cost of monthly premiums for continued health insurance coverage under such plans for the remaining term of his employment agreement. The severance benefits described above were contingent on Mr. Sarowitz executing a general release of claims.  In addition, pursuant to his employment agreement, Mr. Sarowitz agreed (i) not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, (ii) not to compete with us or assist any other person to compete with us during employment and a period of 12 months after the termination of employment and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

Mr. Sarowitz’s employment agreement terminated effective June 30, 2014, in accordance with that certain Memorandum of Understanding by and among the Company, Paylocity Corporation, Blue Marble Payroll, LLC and Mr. Sarowitz, whereby Mr. Sarowitz resigned as Executive Chairman.  Pursuant to the Memorandum of Understanding, for so long as Mr. Sarowitz continues to provide services to us as a member of our board of director, we shall pay Mr. Sarowitz and his dependents insurance on the same terms made available to our employees generally.

Michael R. Haske is party to an amended and restated employment agreement with us effective February 7, 2014. This employment agreement has no specific term and constitutes at-will employment. Mr. Haske’s current annual base salary is $320,000. Mr. Haske is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement sets forth his target bonus, which is currently set at 50% of Mr. Haske’s current base salary. Payment of any bonus to Mr. Haske is subject to approval by the compensation committee of our board of directors.

Pursuant to this agreement, in the event Mr. Haske is terminated for any reason (other than for cause (as such term is defined in the employment agreement), as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation), (i) we will be obligated to pay him 100% of his then current monthly base salary for twelve months and (ii) 100% of his then unvested shares subject to any equity grants issued by the Company will become vested in full. These severance benefits are contingent on Mr. Haske executing a general release of claims. In addition, pursuant to his employment agreement, Mr. Haske has agreed (i) not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, (ii) not to compete with us or assist any other person to compete with us during employment and a period of 12 months after the termination of employment and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

401(k)

We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutory limit, $17,500 in 2014, and have us contribute the amount of this reduction to the 401(k) plan. During fiscal 2014, we matched up to 50% of employee contributions, but not exceeding 6% of gross pay per employee. Our contributions for the year ended June 30, 2014 were $1,122,000. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2014.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2014.

Outstanding Equity Awards at June 30, 2014

The following table sets forth information regarding outstanding equity awards held by our named executive officers at June 30, 2014.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)		Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date
Steven R. Beauchamp	125,000	(2)	375,000	(2)	$4.88	8/21/2022
	—		16,667	(3)	$17.00	3/18/2024
Steven I. Sarowitz	—		—		—	—
Michael R. Haske	75,000	(2)	225,000	(2)	$4.88	8/21/2022
	—		16,667	(3)	$17.00	3/18/2024

(1)                  Shares of common stock.

(2)                  This option grant vests as to 1/4 of the total option grant on July 1, 2013, and thereafter as to 1/4 of the total option grant yearly.

(3)                  The option grant vests as to 1/3 of the total option grant on March 24, 2015, and thereafter as to 1/3 of the total option grant yearly.

Compensation of Directors

In connection with our initial public offering, in November 2013, our board of directors adopted a cash compensation package for Messrs. Mishler and Waters. Messrs. Mishler and Waters were each entitled to receive a $20,000 annual retainer fee for service on our board of directors. Mr. Waters is also entitled to receive an annual fee of $30,000 as compensation for his service as audit committee chairman. Mr. Mishler is entitled to receive an annual fee of $5,000 as compensation for his service on the audit committee and an annual fee of $10,000 as compensation for his service as compensation committee chairman. In March, 2014, our board of directors approved the grant of 6,666 restricted stock units to each of Messrs. Mishler and Waters. These restricted stock units vested 1/3 upon the consummation of the initial public offering, 1/3 upon the first anniversary of the offering and 1/3 upon the second anniversary of the offering.

The following table sets forth information concerning the compensation earned during the last fiscal year by each director who received such compensation.  Our Chief Executive Officer did not receive additional compensation for his service as a director and, consequently, is not included in the table.  The compensation received by our Chief Executive Officer as an employee is presented in the Summary Compensation Table:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Steven R. Beauchamp	—		—	—
Jeffrey T. Diehl	—		—	—
Mark H. Mishler	21,875	(2)	113,322	135,197
Andres D. Reiner	—		—	—
Steven I. Sarowitz	—		—	—
Ronald V. Waters, III	31,250	(3)	113,322	144,572

(1)                                 Amounts represent the aggregate grant date fair value of restricted stock units granted during the year computed in accordance with ASC Topic 718. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014. Note that the amounts reported in this column reflect the accounting cost for these awards, and do not correspond to the actual economic value that our directors may receive from the awards.

(2)                                 Amount includes $20,000 pro-rated annual retainer fee for service on the board of directors, $5,000 pro-rated annual fee for service on the audit committee and $10,000 pro-rated annual fee for services as the compensation committee chairman.

(3)                                 Amount includes $20,000 pro-rated annual retainer fee for service on the board of directors and $30,000 pro-rated annual fee for service as the audit committee chairman.

In September 2014, we implemented a director compensation package, pursuant to which our directors are eligible to receive equity awards and cash retainers as compensation for service on our board of directors and committees of our board of directors. Under our director compensation package, our directors are entitled to receive a $30,000 annual retainer fee. The audit committee chairperson receives an annual fee of $20,000 and members of the audit committee receive an annual fee of $10,000. The compensation committee chairperson receives an annual fee of $15,000 and members of the compensation committee receive an annual fee of $7,500. The nominating and corporate governance committee chairperson receives an annual fee of $10,000 and the members of the nominating and corporate governance committee receive an annual fee of $5,000.  In August 2014 (and September 2014 in the case of Mr. Reiner), our board of directors approved a restricted stock unit grant entitling each director to receive that number of shares of our common stock equal to $150,000 divided by the then current share price of our common stock. These grants vest 25% quarterly, such that the grant vests in full on the first anniversary of the grant, provided that the director continues to serve as a director through such vesting date.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants.  These consist of the 2008 Equity Incentive Plan (the “2008 Plan”), the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “2014 Purchase Plan”), each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2014:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	4,489,486	$10.00	(1)	3,581,513	(2)

Equity compensation plans not approved by stockholders	—	—		—

Total	4,489,486			3,581,513

(1)         The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(2)         Includes 2,581,513 shares of common stock available for issuance in connection with future awards under our 2014 Plan and 1,000,000 shares of common stock available for future issuance under the 2014 Purchase Plan.  The 2014 Plan provides that the number of shares reserved for issuance under that plan will automatically increase on January 1, 2015 and each subsequent anniversary through 2024, by an amount equal to the smaller of (i) 4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board. The 2014 Purchase Plan provides that the number of shares reserved for issuance under that plan will automatically increase on January 1, 2015 and each subsequent anniversary through 2024 equal to the smallest of (i) 400,000 shares, (ii) 0.75% of the issued and outstanding shares of our common stock on the immediately preceding December 31 or (iii) such other amount as may be determined by the board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance including employment of executive officers and director compensation.

Related Party Transactions

Since the beginning of fiscal 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in “Compensation of Named Executive Officers and Directors” elsewhere in this proxy statement and the transactions described below.

Stock Options Granted to Executive Officers and Directors

We have granted stock options and restricted stock units to our executive officers. We have also granted restricted stock units to certain members of our board of directors. For more information regarding certain of these equity awards, see “Compensation of Named Executive Officers and Directors—Summary Compensation Table” and “Compensation of Named Executive Officers and Directors—Compensation of Directors” elsewhere in this Proxy Statement.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement with certain holders of our stockholders. The amended and restated investors’ rights agreement grants such stockholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to shares of our common stock.

Voting Agreement

In June 2012, we entered into an amended and restated voting agreement with certain of our stockholders. The amended and restated voting agreement provided, among other things, for the voting of shares with respect to the constituency of the board of directors and for the voting of shares with respect to certain transactions approved by a majority of the holders of our outstanding preferred stock. This agreement terminated upon completion of our initial public offering in March 2014.

Right of First Refusal and Co-Sale Agreement

In June 2012, we entered into an amended and restated right of first refusal and co-sale agreement with certain of our stockholders. The amended and restated right of first refusal and co-sale agreement, among other things, granted our investors certain rights of first refusal and co-sale with respect to proposed transfers of our securities by certain stockholders and granted us certain rights of first refusal with respect to proposed transfers of our securities by certain stockholders. This agreement terminated upon completion of our initial public offering in March 2014.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. These employment agreements provide for severance payments upon termination of the executive in certain circumstances and acceleration of vesting of stock options upon the occurrence of a change in control. Please see “Compensation of Named Executive Officers and Directors—Potential Payments upon Change in Control” elsewhere in this Proxy Statement for a summary of the potential payments to our named executive officers upon the occurrence of a change in control.

Indemnification of Officers and Directors

As permitted by Delaware law, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•                          for any breach of a duty of loyalty to us or our stockholders;

•                          for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                          for any transaction from which the director derived an improper benefit; or

•                          for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive

We have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law and our amended and restated certificate of incorporation and bylaws for expenses such as, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.

Other Related Party Transactions

We were party to an oral agreement with Elite Sales Generation, Inc., or Elite, a company owned by Steven I. Sarowitz, our chairman and a holder of more than 5% of a class of our voting securities, pursuant to which Elite generated leads for our sales force.  Elite was paid per lead generated.  We paid Elite approximately $231,000 in fiscal 2014. We terminated our oral agreement with Elite in October 2013 and, in connection therewith, hired substantially all of the employees of Elite.

In February 2014, Paylocity Management Holdings, LLC, at that time our controlling stockholder, distributed all of the shares of the Company’s capital stock held by Paylocity Management Holdings, LLC to its members.

We were party to a loan and security agreement with Commerce Bank & Trust Company. Steven I. Sarowitz, our chairman and a holder of more than 5% of a class of our voting securities, was a guarantor of certain of our obligations under the loan and security agreement.  The Company terminated the loan and security agreement on March 31, 2014.

In May 2014, Steven I. Sarowitz, our chairman and a holder of more than 5% of a class of our voting securities, paid approximately $1,052,000 to us for the express purpose of paying a cash bonus to long-term employees in recognition of their past service.  We recorded a capital contribution to additional paid-in capital for the amount received from Mr. Sarowitz and compensation expense for the amount paid to employees, accordingly.  We paid the employer portion of employment taxes and will receive any income tax related benefits from the payments to employees and resulting taxes.

In June 2014, we entered into a Memorandum of Understanding (the “Memorandum”), with our chairman Steven I. Sarowitz and Blue Marble Payroll, LLC, or Blue Marble, a separate legal entity owned by Mr. Sarowitz.  Pursuant to the terms of the Memorandum, Mr. Sarowitz is entitled to devote his efforts to Blue Marble provided that such efforts do not interfere with his ability to fulfill his duties as our chairman.  Mr. Sarowitz and Blue Marble each also agreed not to compete with us in the United States of America and not to solicit our employees.  In the event that we enter a geographic market in which Mr. Sarowitz or Blue Marble has clients, we have an option to acquire Mr. Sarowitz’ or Blue Marble’s (as the case may be) operations in such market at fair market value.  At our option, Mr. Sarowitz and Blue Marble will permit us to become a partner of Blue Marble in any international market that Mr. Sarowitz or Blue Marble enters, on terms no less favorable than those offered by Mr. Sarowitz or Blue Marble to its other partners in that market.  Pursuant to the terms of the Memorandum, in the event of a sale of a material portion of the business or capital stock of Blue Marble, we have a right of first refusal to buy Blue Marble.  Beginning on the third anniversary of the Memorandum, we also have an ongoing option to acquire Blue Marble at fair market value.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of October 24, 2014 by:

•                          each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

•                          each of our named executive officers;

•                          each of our current directors; and

•                          all of our current directors and current executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

Applicable percentage ownership in the following table is based on 49,585,569 shares of common stock outstanding as of October 24, 2014. Shares of common stock subject to options currently exercisable or exercisable within 60 days of October 24, 2014 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

Shares shown in the table below include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Unless otherwise noted below, the address of each person listed on the table is c/o Paylocity Holding Corporation, 3850 N. Wilke Road, Arlington Heights, Illinois 60004.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
Entities affiliated with Adams Street Partners(1)	12,082,167	24.4%
Named Executive Officers and Directors:
Jeffrey T. Diehl(1)	12,082,167	24.4%
Steven I. Sarowitz(2)	21,784,111	43.9%
Steven R. Beauchamp(3)	3,241,544	6.5%
Michael R. Haske(4)	1,877,791	3.8%
Mark H. Mishler(5)	14,334	*
Ronald V. Waters, III(6)	13,734	*
Andres D. Reiner(7)	1,503	*
All executive officers and directors as a group (10 persons)(8)	40,276,946	79.4%

(1)                                 Represents 1,512 shares issuable to Jeffrey T. Diehl upon the vesting of restricted stock units within 60 days of October 24, 2014, 2,338,163 shares held by Adams Street 2006 Direct Fund, L.P., or AS 2006, 2,640,431 shares held by Adams Street 2007 Direct Fund, L.P., or AS 2007, 3,776,071 shares held by Adams Street 2008 Direct Fund, L.P., or AS 2008, 782,722 shares held by Adams Street 2009 Direct Fund, L.P., or AS 2009, 444,629 shares held by Adams Street 2010 Direct Fund, L.P., or AS 2010, 357,215 shares held by Adams Street 2011 Direct Fund LP, or AS 2011, 358,486 shares held by Adams Street 2012 Direct Fund LP, or AS 2012 and 1,382,938 shares of common stock held by Adams Street Co-Investment Fund II, L.P., or AS CIF. The shares owned by AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS CIF may be deemed to be beneficially owned by Adams Street Partners, LLC, or ASP, the managing member of the general partner of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS CIF. Thomas D. Berman, David Brett, Jeffrey T. Diehl,

Elisha P. Gould III, Michael S. Lynn, Robin P. Murray, Sachin Tulyani, Craig D. Waslin and David Welsh, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares. The address of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012, AS CIF and ASP is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606. Mr. Diehl is a member of our board of directors.

(2)                                 Includes 1,512 shares issuable upon vesting of restricted stock units within 60 days of October 25, 2014. Mr. Sarowitz is currently our Chairman and resigned as our Executive Chairman effective June 30, 2014.

(3)                                 Includes 250,000 shares issuable upon the exercise of options exercisable within 60 days of October 24, 2014. Mr. Beauchamp is our President and Chief Executive Officer and is a director.

(4)                                 Includes 150,000 shares issuable upon the exercise of options exercisable within 60 days of October 24, 2014. Mr. Haske is our Senior Vice President of Sales & Marketing.

(5)                                 Includes 1,512 shares issuable upon the vesting of restricted stock units within 60 days of October 24, 2014. Mr. Mishler is a member of our board of directors.

(6)                                 Includes 1,512 shares issuable upon the vesting of restricted stock units within 60 days of October 24, 2014. Mr. Waters is a member of our board of directors.

(7)                                 Includes shares issuable upon the vesting of restricted stock units within 60 days of October 24, 2014. Mr. Reiner is a member of our board of directors.

(8)                                 Includes 1,077,225 shares issuable upon the exercise of options exercisable and 66,329 shares issuable upon the vesting of restricted stock units, in each case within 60 days of October 24, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC.  Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended June 30, 2014 were satisfied.

STOCKHOLDER PROPOSALS OR NOMINATIONS

TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the fiscal 2016 annual meeting.  These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b) (2), to the Corporate Secretary at our principal executive offices no later than the close of business on July 9, 2015 (120 days prior to the anniversary of this year’s mailing date).  Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.  Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals.  For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the “Corporate Governance—Director Nominations” section of this Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2016 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day (August 11, 2015) nor later than the close of business on the 90th day (September 10, 2015) prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given).  The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock.  If the 2016 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2016 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2015 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.  We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws.  If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination.  To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary.  We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2015 annual meeting other than as described in this proxy statement.  If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Paylocity stock but sharing the same address, we have adopted a procedure approved by the SEC called ‘householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Paylocity Holding Corporation, 3850 N. Wilke Road, Arlington Heights, Illinois 60004, or call our Investor Relations department at 415-430-2073, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the board of directors

Peter J. McGrail
Chief Financial Officer

October 28, 2014

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/pcty Use the Internet to vote your proxy until 11:59 p.m. (CT) on December 8, 2014. Scan code below for mobile voting. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on December 8, 2014. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote FOR Items 1 and 2. 1. Election of Class I Directors: 01 Steven I. Sarowitz ¦ Vote FOR ¦ Vote WITHHELD 02 Jeffrey T. Diehl all nominees from all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015. ¦ For ¦ Against ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ¦ Date _____________________________________

3850 N. Wilke Road Arlington Heights, Illinois 60004 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 9, 2014. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1 and 2. By signing the proxy, you revoke all prior proxies and appoint Steven R. Beauchamp and Peter J. McGrail, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. PAYLOCITY HOLDING CORPORATION ANNUAL MEETING OF STOCKHOLDERS Tuesday, December 9, 2014 3:00pm CT Hyatt Regency 1800 E Golf Rd Schaumburg, Illinois 60173 Paylocity Holding Corporation